Exhibit 10.4

The St. Joe Company
133 South WaterSound Parkway,
WaterSound, Florida 32413
May 3, 2011
Hugh M. Durden
Chairman
Alfred I. duPont Testamentary Trust
510 Alfred duPont Place
Jacksonville, FL 32202
Dear Hugh:
Reference is made to the letter agreement between you and The St. Joe Company (the “Company”), dated March 4, 2011 (the “Interim CEO Agreement”). This letter agreement amends the Interim CEO Agreement by extending the term during which you are empowered to act as the interim Chief Executive Officer of the Company (“Interim CEO”). Such term shall be for a period ending on the earlier of (i) 30 days from the date hereof, (ii) the effective date that the Company hires a full-time Chief Executive Officer or (iii) such date as the Board may determine in its sole discretion. You will be paid $50,000 for your service as the Interim CEO for such term.
All other terms and conditions of the Interim CEO Agreement, including, without limitation, your authority and duties as Interim CEO and compensation therefor, remain in full force and effect.
Please acknowledge acceptance of the foregoing by executing the letter below and returning it to my attention. Please retain a copy for your records.

Sincerely,

The St. Joe Company

By:	/s/ Bruce R. Berkowitz

Name: Bruce R. Berkowitz
Title: Chairman

AGREED AND ACCEPTED:

/s/ Hugh M. Durden Hugh M. Durden

Date:	5/4/2011